UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2004

OXFORD FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-50049 (Commission File Number)	01-0615368 (I.R.S. Employer Identification No.)

133 North Fairfax Street
Alexandria, VA 22314
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 519-4900

Item 5. Other Events

     On June 4, 2004 Oxford Finance Corporation (the “Company”) announced that the Board of Director’s today declared a special dividend of $9.25 per share payable in the amount of $8.25 on June 11, 2004 to record holders as of June 4, 2004 and $1.00 per share on July 2, 2004 to record holders as of June 4, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2004	Oxford Finance Corporation
	By:	/s/ J. Alden Philbrick IV J. Alden Philbrick IV President and Chief Executive Officer